Exhibit 10.15

THIRD AMENDMENT

TO

MASTER SERVICES AGREEMENT

THIS THIRD AMENDMENT to the MASTER SERVICE AGREEMENT (“Amendment”) is effective as of January 29, 2014 (“Amendment Effective Date”), by and among EVOKE PHARMA, INC. (“Client”) and SYNTERACTHCR, INC. (“SynteractHCR”).

RECITALS

WHEREAS, Client and SynteractHCR, Inc. (formally known as Synteract, Inc.) entered into a Master Services Agreement dated January 30, 2009 and subsequent Amendments, dated January 30, 2011 and November 25, 2013 (collectively the “Agreement”); and

WHEREAS, Client and SynteractHCR wish to amend the terms of the Agreement as set forth below.

NOW, THEREFORE, the parties agree to amend the Agreement as follows:

1.	Section 5(a), entitled Term, will be deleted and replaced in its entirety with the following:

“This Agreement shall commence on the Effective Date hereof (January 30, 2009) and shall continue until January 30, 2017, unless and until terminated in accordance with this Section 5”.

2.	Except as expressly provided in this Amendment, all other terms, conditions and provisions of the Agreement shall apply and remain in full force and effect.

3.	Each individual signing for a corporate entity hereby personally warrants his or her legal authority to bind that entity.

IN WITNESS WHEREOF, this Agreement is executed as of the Amendment Effective Date

EVOKE PHARMA, INC.		SYNTERACTHCR, INC.

By:	/s/ David A. Gonyer	By:	/s/ Stewart Bieler
	Name: David A. Gonyer		Name: Stewart Bieler
	Title: President and CEO		Title: President, US

Date: January 29, 2014		Date: January 29, 2014